Exhibit 3.4

SECOND AMENDED AND RESTATED

BYLAWS

OF

ALTICE USA, INC.

a Delaware corporation

i

ii

SECOND AMENDED AND RESTATED

BYLAWS

OF

ALTICE USA, INC.

a Delaware corporation

*  *  *  *  *

ARTICLE I

OFFICES

Section 1.01.                          Registered Office.  The registered office of Altice USA, Inc. (the “Corporation”) in the State of Delaware shall be at the office of Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at such address is Corporation Service Company.

Section 1.02.                          Other Offices.  The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.                          Annual Meetings.  Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting.  The Board may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).  The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.02.                          Special Meetings.  Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”) and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board or the Chairman of the Board (the “Chairman”) shall determine and state in the notice of meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board or the Chairman; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board or the Chairman at the request of stockholders holding a majority of the voting power of the outstanding capital stock or the director nominated pursuant to the Stockholders’ Agreement by A4 S.A., a Luxembourg public limited liability company or any successor thereto (“A4”), the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of such stockholders or such director, as applicable.  As used herein, “Stockholders’ Agreement” refers to that certain Stockholders’ Agreement to be entered into by and among the Corporation, Next Alt S.à r.l., a Luxembourg private company with limited liability or any successor thereto (“Next Alt”), and A4, as amended from time to time.

Section 2.03.                          Notice of Stockholder Business and Nominations.

(A)                               Annual Meetings of Stockholders.

(1)                                 Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the Stockholders’ Agreement (with respect to nominations of persons for election to the Board only), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of Article II of these Bylaws, (c) by or at the direction of the Board or any authorized committee thereof or (d) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(7) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation (the “Secretary”).

(2)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Class A Common Stock are first publicly traded, be deemed to have occurred on May 15, 2017); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice.  Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3)                                 Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.  A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting.  Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B)                               Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) as provided in the Stockholders’ Agreement, (2) by or at the direction of the Board or any committee thereof (or the stockholders or director pursuant to section (2) of Article VIII of the Amended and Restated Certificate of Incorporation) or (3) provided that the Board (or the stockholders or director pursuant to Section (2) of Article VIII of the Amended and Restated Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who (subject to paragraph (C)(7) of this Section 2.03) complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)                               General.

(1)                                 Except as provided in paragraph (C)(7) of this Section 2.03, only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 or the Stockholders’ Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2)                                 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals.

(3)                                 Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposal, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(4)                                 Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(5)                                 Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation,

provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on Internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(6)                                 Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) hereof), and, subject to Rule 14a-8 under the Exchange Act, compliance with paragraphs (A)(1)(d) and (B) of this Section 2.03 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business.  Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances.

(7)                                 Notwithstanding anything to the contrary contained in this Section 2.03, (i) Next Alt and A4 and each of their permitted assignees for so long as such Person is a party to the Stockholders’ Agreement, and (ii) Patrick Drahi (“Patrick Drahi”) shall not be subject to the notice procedures set forth in paragraphs (A)(2), (A)(3), (B), (C)(3) or (C)(6) of this Section 2.03 with respect to any annual or special meeting of stockholders.

Section 2.04.                          Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05.                          Waiver of Notice.  Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof.  Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Section 2.06.                          Quorum.  Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.  Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.  Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

Section 2.07.                          Voting; Proxies.  Except as otherwise expressly provided by the Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to twenty-five votes per share on any matter submitted to a vote of the stockholders.  Except as otherwise expressly provided by the Amended and Restated Certificate of Incorporation or required by applicable law, the holders of shares of Class C common stock are not entitled to vote on any matter submitted to a vote of the stockholders.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.  Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.  Other than in respect of the election of directors, when a quorum is present or represented at any meeting, all questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Amended and Restated Certificate of Incorporation or of

these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The vote required for the election of directors by stockholders, other than in a contested election of directors, shall be the affirmative vote of a majority of the votes cast with respect to a director nominee.  For purposes of this paragraph, a ‘majority of the votes cast’ shall mean that the number of votes cast ‘for’ a director must exceed the number of votes cast ‘against’ that director.  In any contested election of directors, the nominees receiving the greatest number of the votes cast for their election, up to the number of directors to be elected in such election, shall be deemed elected.  ‘Abstentions’ and ‘broker non-votes’ will not count as votes either ‘for’ or ‘against’ a nominee.  A contested election is one in which the number of persons nominated exceeds the number of directors to be elected as of the date that is ten days prior to the date that the Corporation first mails its notice of meeting for such meeting to the stockholders.

Section 2.08.                          Chairman of Meetings.  The Chairman, or in the absence, or at the direction, of the Chairman, the Chief Executive Officer, or in the absence, or at the direction, of the Chief Executive Officer, a person designated by the Board shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.09.                          Secretary of Meetings.  The Secretary shall act as secretary at all meetings of the stockholders.  In the absence or disability of the Secretary, the Chairman or the Chief Executive Officer shall appoint a person to act as secretary at such meetings.

Section 2.10.                          Adjournment.  At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders holding a majority of the voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time until a quorum shall be present without notice other than announcement at the meeting of the time, place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be determined to be present in person and vote at such adjourned meeting.  Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.11.                          Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

THE BOARD

Section 3.01.                          Director Powers.  The business and affairs of the Corporation shall be managed by or under the directions of the Board.  In addition to the powers and authority expressly conferred upon the Board by statute, the Amended and Restated Certificate of Incorporation or these Bylaws, the Board is hereby empowered to exercise all such powers and do all such things as may be exercised or done by the Corporation.

Section 3.02.                          Number of Directors.  The authorized number of directors of the Board comprising the entire Board shall be not less than seven nor more than twelve.  An increase or decrease in the outer limits of this range of directors requires the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of the Corporation’s capital stock entitled to vote thereon.  Within the foregoing limits, and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board.  No decrease in the authorized number of directors of the Board shall shorten the term of any incumbent director.  Directors need not be stockholders.

Section 3.03.                          Resignation.  Any director may resign at any time by delivering his written resignation to the Board, the Chairman or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04.                          Term and Removal.  Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.  Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Stockholders’ Agreement, stockholders holding a majority of the voting power of the outstanding capital stock may remove any or all directors with or without cause.

Section 3.05.                          Vacancies and Newly Created Directorships.  Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or the rights granted pursuant to the Stockholders’ Agreement, any newly created directorship on the Board that results from an increase in the number of directors within the range set forth in Section 3.02 of this Article III and any vacancy occurring on the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders for the election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 3.06.                          Meetings.

(A)                               Annual Meetings.  As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(B)                               Other Meetings.  Other meetings of the Board shall be held at such times as the Chairman, the director nominated to the Board pursuant to the Stockholders’ Agreement by A4 or two Board members acting jointly shall from time to time determine.

(C)                               Notice of Meetings.  The Secretary shall give written notice to each director and, pursuant to the Stockholders’ Agreement, in the event Patrick Drahi is not a member of the Board, to the Chairman of Next Alt of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting.  Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him by telecopy or other form of electronic transmission, or be delivered personally or by an internationally recognized courier service or by telephone, not later than 24 hours before the time at which such meeting is to be held.  A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof.  Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(D)                               Place of Meetings.  The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(E)                                Quorum and Manner of Acting.  A quorum is required for the transaction of business at any meeting of the Board.  A majority of the number of directors then in office shall be required to constitute a quorum; provided that so long as Next Alt is entitled to nominate three or more directors to the Board pursuant to the Stockholders’ Agreement, such quorum must include (i) the Chairman of the board of managers of Next Alt and two other directors nominated to the Board pursuant to the Stockholders’ Agreement by Next Alt or (ii) in the event the Chairman of the board of managers of Next Alt is not a member of the  Board, three directors nominated to the Board pursuant to the Stockholders’ Agreement by Next Alt; provided, however, that, in the case of clause (i) of this paragraph (E) of this Section 3.06, if consented to in writing (including by email) by Next Alt prior to the applicable meeting of the Board, three directors nominated to the Board pursuant to the Stockholders’ Agreement by Next Alt shall be required to constitute a quorum, none of which need be the Chairman of the board of managers of Next Alt.  In the event Next Alt is entitled to nominate one or two directors to the Board pursuant to the Stockholders’ Agreement and such directors are elected to the Board by the stockholders of the Company, a quorum must include each of the directors nominated to the Board pursuant to the Stockholders’ Agreement by Next Alt. For the avoidance of doubt, the A4-Next Alt Designee (as defined in the Stockholders’ Agreement) shall be considered a director nominated to the Board pursuant to the Stockholders’ Agreement by Next Alt.

(F)                                 Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence: (1) the Chairman; and (2) any director chosen by a majority of the directors present.  The Secretary or, in the case of the Secretary’s absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

(G)                               Meeting Agenda.  The agenda for any meeting of the Board will be determined by the Board member(s) convening the meeting.  Board members may submit agenda items to be discussed at the meeting to the Board member(s) convening the meeting.  After convocation of a Board meeting, amendments to the agenda can only be made upon the unanimous vote of all Board members.  Matters not included on the agenda can only be added thereto if all Board members are present at the meeting and agree to vote on the matter.  At the request of a Board member and with the agreement of the majority of the other Board members, urgent matters may be discussed immediately, although voting on such urgent matters shall require an amendment to the agenda which can only be made upon the unanimous vote of all Board members.

Section 3.07.                          Committees of the Board; Committee Rules.  The Board may designate one or more committees, including but not limited to an Audit Committee and a Compensation Committee, each such committee to consist of one or more of the directors of the Board.  The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation.  All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee.  Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

Section 3.08.                          Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09.                          Action by Means of Telephone or Similar Communications Equipment.  Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10.                          Compensation.  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation and in all cases subject to the Stockholders’ Agreement, the Board may determine the compensation of directors.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11.                          Reliance on Books and Records.  A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01.                          Officers.  The officers of the Corporation will include, if and when designated by the Board: the Chairman; a Chief Executive Officer; two or more Presidents including a Chief Financial Officer and a Chief Operating Officer; a Vice Chairman; a Secretary; and a Treasurer.  The Board may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it deems necessary (subject to the rights, if any, of an officer under any contract of employment).  Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the Corporation will be fixed by or in the manner designated by the Board or a committee thereof to which the Board has delegated such responsibility.

Section 4.02.                          Authority and Duties.  All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

Section 4.03.                          Term of Office, Resignation and Removal.  (a)  Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board.  Each officer shall hold office until such officer’s successor has been appointed and qualified or such officer’s earlier death or resignation or removal in the manner hereinafter provided.

(b)                                 Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, any President or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chief Executive Officer, any President or the Secretary, as the case may be.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c)                                  All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

Section 4.04.                          Vacancies.  Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board.  Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of such officer’s predecessor expires unless reappointed by the Board.

Section 4.05.                          The Chairman.  The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board.  The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to the Chairman by the Board or these Bylaws.

Section 4.06.                          The Chief Executive Officer.   The Chief Executive Officer, who may also be the Chairman, subject to the determination of the Board, shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to the Chief Executive Officer by the Board or these Bylaws.

Section 4.07.                          Presidents.  Any President, in order of his or her seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 4.08.                          The Vice Chairman.  The Vice Chairman shall perform all duties incident to the office of Vice Chairman and all such other duties as may from time to time be assigned to the Vice Chairman by the Chief Executive Officer or these Bylaws.

Section 4.09.                          The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee.  The Secretary shall give or cause to be given notice of all meetings of stockholders and of the Board.  The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board, the Chairman or the Chief Executive Officer.

Section 4.10.                          Assistant Secretaries.  Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 4.11.                          The Treasurer.  The Treasurer of the Corporation (the “Treasurer”) shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve.  The Treasurer shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer.  The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of the Treasurer’s accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request.  The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.  When required by the Board, the Treasurer shall give bonds for the faithful discharge of the Treasurer’s duties in such sums and with such sureties as the Board shall approve.

Section 4.12.                          Assistant Treasurers.  Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

Section 4.13.                          Contracts and Other Documents.  Subject to such policies as may be adopted by the Board from time to time, the Chief Executive Officer, any President, the Secretary or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.14.                          Ownership of Stock of Another Corporation.  Unless otherwise directed by the Board, the Chief Executive Officer, any President, the Secretary or the Treasurer, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.15.                          Delegation of Duties.  In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.

ARTICLE V

CORPORATE FUNDS, CHECKS, DRAFTS, NOTES AND PROXIES

Section 5.01.                          Corporate Funds, Checks, Drafts and Notes.  The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes.  All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, any President, the Secretary or the Treasurer, or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

Section 5.02.                          Execution of Proxies.  The Chairman, the Chief Executive Officer or any President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation.  All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chief Executive Officer or any President.

ARTICLE VI

SHARES OF STOCK AND TRANSFERS OF SHARES

Section 6.01.                          Stock Certificates and Uncertificated Shares.

(A)                               Unless otherwise required by applicable law or authorized by the Board, from and after June 20, 2017, all shares of the Corporation shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act.  Shares of the Corporation represented by certificates that were issued prior to June 20, 2017 shall continue to be certificated securities of the Corporation until the certificates therefor have been surrendered to the Corporation.

(B)                               Certificates for shares of the capital stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Board, and if so issued shall be in such form as shall be approved by the Board.  Any such certificates shall be signed by or have engraved thereon a facsimile signature of the Chief Executive Officer and the Secretary or an Assistant Secretary, certifying the number and class of the Corporation’s shares held by such stockholder.

Section 6.02.                          Transfer Agents.  The Board may, in its discretion, appoint responsible banks or trust companies or other appropriately qualified institutions to act as Transfer Agents and Registrars of the stock of the Corporation and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.  Where any such certificate is registered with the manual signature of a Registrar, the countersignature of a Transfer Agent may be a facsimile or engraved, stamped or printed.

Section 6.03.                          Transfer of Stock.  Shares of stock may be transferred by delivery of the certificates therefore, accompanied by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States.  In no event shall a transfer of shares affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

Section 6.04.                          Lost  Certificates.  In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, may authorize the issue of, or provide for the manner of issuing, uncertificated shares in place of the certificate so lost, stolen or destroyed; provided, that, in each such case, the applicant for such uncertificated shares shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.

Section 6.05.                          Regulations.  The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares and uncertificated shares.

Section 6.06.                          Fixing Date for Determination of Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

CHOICE OF FORUM

Section 7.01.                          Forum for Adjudication of Disputes.  To the fullest extent permitted by law, and unless the Board approves the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located in the State of Delaware), shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer or stockholder in such capacity to the Corporation or the Corporation’s stakeholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the Amended and Restated Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Amended and Restated Certificate of Incorporation or these Bylaws.  Any person or entity purchasing or otherwise acquiring or holding any interest in securities of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.  To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of these Bylaws is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce these Bylaws and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.                          Seal.  The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.

Section 8.02.                          Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

Section 8.03.                          Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL

Section 8.04.                          Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05.                          Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

Section 9.01.                          Amendments.  Except as otherwise expressly provided by the Amended and Restated Certificate of Incorporation, any Bylaw (including these Bylaws) may be altered, amended or repealed by the vote of the record holders of a majority of the voting power of the shares then entitled to vote at an election of directors or act by written consent of stockholders, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.